Exhibit 99.1

GCT Semiconductor Holding, Inc. Provides Business Update and Reports Second Quarter 2026 Financial Results
5G Chipset Shipments in Q2 2026 Increased Approximately 71% Sequentially

SAN JOSE, CA – August 10, 2026 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of 5G semiconductors powering the AI data pipeline with wireless connectivity, today provided an update on business developments and reported financial results for the second quarter ended June 30, 2026.

Scaling the 5G Opportunity Toward Broad Commercial Ramp
Development, integration, certification and sales activities continued progressing across GCT’s 5G customer pipeline. Although customer restructuring and evolving deployment schedules shifted the timing of certain launches, customer engagement and underlying demand remain strong, culminating in the shipment of over 5,100 5G chipsets during Q2, reinforcing the expected commercial ramp across GCT’s three strategic growth markets:

•	Terrestrial Broadband: Advanced multiple FWA and CPE programs, and carrier certification activities supporting future device launches including for AI data applications.
o	Partners include: Airspan, MaxLinear, Orbic, a leading global telecom supplier as well as a major U.S. carrier.
•
Satellite and Non-Terrestrial Connectivity: Progressed multiple direct-to-device and hybrid satellite-cellular programs, including ongoing development and certification activities supporting the next generation of ubiquitous 5G connectivity to support the AI data pipeline.

o	Partners include: Globalstar as well as one of the world’s largest satellite communications providers, among others.
•
IoT and Specialized Networks: Expanded GCT’s addressable market through programs spanning IoT including wearables, and defence applications, including UAV connectivity, positioning, navigation and timing (PNT), and aviation connectivity.

o	Partners include: Gogo, Airspan as well as other potential large strategic partners.

“We made continued progress during the second quarter as we advanced our 5G semiconductor platform across three key growth areas: terrestrial broadband, satellite and non-terrestrial connectivity, and IoT and specialized networks,” said John Schlaefer, CEO of GCT. “5G chipset shipments increased approximately 71% sequentially from last quarter as we continued supporting customer programs across a broad range of applications, including fixed wireless access, satellite connectivity, private networks, industrial IoT and other specialized connectivity solutions. We also expanded into new connectivity markets through a recent strategic collaboration, leveraging GCT’s IoT technology and module capabilities to support UAV control and communications applications across commercial and defense-related use cases. This collaboration highlights the versatility of our technology platform and our ability to address an expanding range of connectivity needs.”

Schlaefer added, “While broader market dynamics, including industry consolidation, restructuring activities and shifting customer deployment schedules, have impacted the timing of certain programs, we remain encouraged by the strength of our customer engagement and expanding opportunity pipeline. As we look ahead, we remain focused on advancing customer programs toward commercialization and believe the breadth of our 5G platform, growing ecosystem of partnerships and diversified market opportunities position GCT well to capitalize on the significant long-term growth opportunities across 5G connectivity markets.  With these developments, we now have greater visibility and are building the demand for our 5G products across multiple fronts.”

Second Quarter 2026 Financial Results
Results compare the 2026 fiscal second quarter ended June 30, 2026, to the 2025 fiscal second quarter ended June 30, 2025.
•	Net revenues were $1.0 million, a 17.9% decrease from $1.2 million.
•
Gross margin was negative as we continue to experience low product revenue, which is currently not sufficient to fully absorb production overhead costs and not representative of our expectations regarding profitability of our products and services in future reporting periods. We expect gross margins to improve as 5G product sales ramp up and contribute more significantly to revenue. Gross margin for the three months ended June 30, 2025 was 32%.

•	Total operating expenses were $7.2 million, a 9.8% decrease from $8.0 million.
•	Net Loss was $20.4 million, a 50.5% increase from $13.5 million. Net loss for the second quarter of 2026 included $12.3 million in losses from change in fair value of common stock warrant liabilities.
•	Adjusted EBITDA loss was $6.6 million, a decrease of 1.7% from $6.7 million.
•	Cash and Cash equivalents of $30.2 million as of June 30, 2026.

“Our reported second-quarter net loss was significantly impacted by a $12.3 million non-cash loss related to the change in the fair value of common stock warrant liabilities, driven by increases in our common stock price and the market price of our publicly traded warrants during the quarter, and therefore, was not reflective of our underlying operating performance,” said Edmond Cheng, CFO of GCT. “Hence, starting this quarter, we are introducing Adjusted EBITDA to provide greater visibility into our core operating performance, demonstrating that we have stabilized underlying performance while continuing to invest in customer programs and production readiness. With the commercialization of 5G chipsets, the revenue for the first half of this year slightly exceeds the full year of 2025, and we are confident that our revenue will grow this year compared to the previous years. Also, with $30.2 million of cash on our balance sheet at quarter-end, we have the financial flexibility and resources to support commercial ramp of our customer programs and by now have already secured the required production capacity for the remainder of 2026 and through the first quarter of 2027 in anticipation of the expected chip demand.”

Liquidity
The Company's existing sources of liquidity as of June 30, 2026, include cash and cash equivalents of $30.2 million, net accounts receivable of $1.1 million, and inventory of $1.5 million. GCT currently has an effective universal shelf registration statement on Form S-3 that allows the Company to raise up to $200.0 million through the issuance of securities, including $75.0 million for an at-market (“ATM”) agreement. During the quarter ended June 30, 2026, while the total shelf registration maximum remains unchanged at $200.0 million, GCT amended the ATM Agreement to increase the allowed maximum aggregate offering amount from $75.0 million to $120.0 million.

5G Outlook
The Company continues to expect aggregate 5G shipments in the second half of 2026 to exceed first-half levels.

Conference Call
The Company will hold a conference call and live webcast at 4:30 p.m. ET or 1:30 p.m. PST, which will be open to the public. During the conference call, the Company will discuss business updates and review the financial results, followed by a Q&A period.

Date: Monday, August 10, 2026
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in information: Please register in advance of the call here.
Webcast (listen-only): To listen to the webcast use the following LINK.

A replay of the webcast will be available via the Investors section of the GCT website at investors.gctsemi.com.

About GCT Semiconductor Holding, Inc.
GCT is a leading fabless designer and supplier of 5G, 4G LTE and satellite semiconductor solutions powering the AI data pipeline and enabling advanced wireless connectivity. GCT's market-proven solutions are optimized to enable fast and reliable connectivity to devices such as CPEs, mobile hotspots, routers, M2M applications, smartphones, etc., including for edge computing and direct-to-device applications, for the world's top wireless carriers including satellite connectivity providers and terrestrial mobile operators. GCT is committed to delivering the high performance, low latency wireless technologies that form the backbone of the AI edge data pipeline. GCT's system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness.

For more information, visit www.gctsemi.com.

Note Regarding Use of Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including earnings or losses before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.
In computing, EBITDA, we start with net loss and exclude interest expense, interest income, income taxes and depreciation and amortization expenses. In computing Adjusted EBITDA, we start with EBITDA and exclude the following: stock-based compensation, gain/loss on foreign currency transactions, net, change in fair value of common stock forward liability, change in fair value of warrant liabilities and change in fair value of convertible promissory notes.

Management uses EBITDA and Adjusted EBITDA for business planning purposes, including managing our business against internally projected results of operations and measuring our performance. GCT’s management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations by eliminating certain items that are not directly related to ongoing operations or impact the generation of current or future revenues, such as non-cash expenses. Additionally, because of varying available valuation methodologies and subjective assumptions that can impact a company’s non-cash operating expenses, we believe that providing non-GAAP financial measures that primarily excludes non-cash expense allows for meaningful comparisons of our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. GCT has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s unaudited consolidated financial statements presented below.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to 5G chip shipment for the remainder of 206; expansion into connectivity market; the 5G outlook and anticipated growth of 5G markets and opportunities; collaboration with strategic partners; the ability for the Company to improve financial performance; the ability of the Company to raise sufficient capital to fund its operations; the ability of the Company’s technology and products to address new markets and meet customer demands; the execution of go-to-market strategies; and the anticipated size of addressable markets by the Company’s products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company's financial and business performance, including the Company's financial projections and business metrics; changes in the Company's strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company's inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers' lack of production capacity, natural disasters or pandemics on the Company's sourcing operations and supply chain; the Company's future capital requirements and sources and uses of cash; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; macroeconomic conditions, including market conditions, global and economic conditions, labor disputes, inflationary impacts, and disruptions to the global supply chain; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; and other risks and uncertainties indicated from time to time in Company’s filings with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the fiscal year ended December 31, 2025, and quarterly reports on Form 10-Q, and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: media@gctsemi.com
•

GCT Semiconductor Holding, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$30,228	$590
Accounts receivable, net	1,148	2,597
Inventory	1,464	947
Contract assets	5,143	5,432
Prepaid expenses and other current assets	8,683	2,318
Total current assets	46,666	11,884
Property and equipment, net	2,493	2,671
Operating lease right-of-use assets	337	708
Other assets	336	381
Total assets	$49,832	$15,644
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$218	$628
Contract liabilities	81	—
Accrued and other current liabilities	17,074	21,680
Common stock forward liability	—	3
Borrowings	39,053	56,589
Operating lease liabilities, current	316	686
Total current liabilities	56,742	79,586
Long-term borrowings	11,028	—
Convertible promissory notes, net of current	5,184	6,046
Net defined benefit liabilities	7,439	7,598
Long-term operating lease liabilities	31	41
Other taxes payable	2,368	2,265
Warrant liabilities	18,315	2,870
Other liabilities	741	531
Total liabilities	101,848	98,937
Stockholders’ deficit:
Common stock	9	6
Additional paid-in capital	580,837	520,925
Accumulated other comprehensive income	2,785	1,181
Accumulated deficit	(635,647)	(605,405)
Total stockholders’ deficit	(52,016)	(83,293)
Total liabilities and stockholders’ deficit	$49,832	$15,644

GCT Semiconductor Holding, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues:
Product	$402	$408	$874	$499
Service	569	774	2,017	1,179
Total net revenues	971	1,182	2,891	1,678
Cost of net revenues:
Product	1,041	582	1,936	789
Service	156	222	234	423
Total cost of net revenues	1,197	804	2,170	1,212
Gross profit (loss)	(226)	378	721	466
Operating expenses:
Research and development	3,289	3,514	6,463	7,610
Sales and marketing	1,087	1,021	2,245	2,139
General and administrative	2,813	3,435	5,560	6,049
Total operating expenses	7,189	7,970	14,268	15,798
Loss from operations	(7,415)	(7,592)	(13,547)	(15,332)
Interest expense	(1,212)	(1,532)	(3,021)	(2,602)
Gain (loss) on foreign currency transactions, net	780	(3,217)	3,358	(3,196)
Change in fair value of common stock forward liability	—	—	3	295
Change in fair value of common stock warrant liabilities	(12,320)	(1,010)	(15,445)	639
Change in fair value of convertible promissory notes	(220)	(157)	(1,506)	(176)
Other income, net	117	9	152	10
Loss before provision for income taxes	(20,270)	(13,499)	(30,006)	(20,362)
Provision for income taxes	108	39	236	144
Net loss	$(20,378)	$(13,538)	$(30,242)	$(20,506)
Net loss per common share:
Basic and diluted	$(0.25)	$(0.26)	$(0.41)	$(0.41)
Weighted average common shares outstanding, basic and diluted	82,556	51,703	74,358	49,666

GCT Semiconductor Holding, Inc.
Reconciliation of GAAP to Non-GAAP
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Loss	$ (20,378)	$ (13,538)	$ (30,242)	$ (20,506)
Provision for income taxes	108	39	236	144
Interest expense	1,212	1,532	3,021	2,602
Interest income	(126)	(13)	(160)	(14)
Depreciation and amortization	451	339	896	680
EBITDA	(18,733)	(11,641)	(26,249)	(17,094)

Stock-based compensation	344	512	789	1,023
Gain/ loss on foreign currency transactions, net	(780)	3,217	(3,358)	3,196
Change in fair value of common stock forward liability	-	-	(3)	(295)
Change in fair value of common stock warrant liabilities	12,320	1,010	15,445	(639)
Change in fair value of convertible promissory notes	220	157	1,506	176
Adjusted EBITDA	(6,629)	(6,745)	(11,870)	(13,633)